As filed with the Securities and Exchange Commission on December 3, 1997
                                                 Registration No. 333- _________

________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                          ____________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                          ____________________________

                                 UROLOGIX, INC.
             (Exact name of registrant as specified in its charter)

               Minnesota                                   41-1697237
    -------------------------------                  -------------------
    (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                    Identification No.)


                           14405 21ST AVENUE NORTH
                           MINNEAPOLIS, MN   55447
             (Address of Principal Executive Offices and zip code)
                          ____________________________

                      AMENDED AND RESTATED UROLOGIX, INC.
                             1991 STOCK OPTION PLAN
                            (Full title of the Plan)
                          ____________________________

                             Wesley E. Johnson, Jr.
                    Vice President, Chief Financial Officer
                            Secretary and Treasurer
                                 Urologix, Inc.
                            14405 21st Avenue North
                            Minneapolis, MN   55447
                                 (612) 475-1400
 (Name, address, including zip code and telephone number of agent for service)

                                    Copy to:

                           Thomas G. Lovett IV, Esq.
                          Lindquist & Vennum P.L.L.P.
                                4200 IDS Center
                             80 South Eighth Street
                             Minneapolis, MN  55402
                                 (612) 371-3211

                          ____________________________

                        CALCULATION OF REGISTRATION FEE


                                               Proposed
                       Proposed Maximum        Maximum                         Amount of
 Title of Securities     Amount to be     Offering Price Per    Aggregate     Registration
  to be Registered        Registered            Share         Offering Price      Fee
------------------------------------------------------------------------------------------
Common Stock,          400,000 shares(1)      $19.875         $7,950,000        $2,409
$.01 par value
------------------------------------------------------------------------------------------

(1) 1,550,910 shares under the 1991 Stock Option Plan were previously registered on Form S-8 (File No. 333-11981) on September 13, 1996.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the last reported sale price for the Company's Common Stock on the Nasdaq Stock Market's National Market on November 28, 1997.


              INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT
                                  BY REFERENCE

     A Registration Statement on Form S-8 (File No. 333-11981) was filed with the Securities and Exchange Commission on September 13, 1996 covering the registration of 1,550,910 shares authorized for issuance under the Company's Amended and Restated 1991 Stock Option Plan (the "Plan"). A filing fee of $4,463 was paid at the time that Registration Statement was filed. Pursuant to General Instruction E of Form S-8 and Rule 429, this Registration Statement is being filed to register an additional 400,000 shares authorized under the Plan. An amendment to the Plan to increase the reserved and authorized number of shares under the Plan by 400,000 shares was authorized by the Company's Board of Directors on September 17, 1997 and such amendment was approved by the Company's shareholders on November 19, 1997. This Registration Statement should also be considered a post-effective amendment to the prior Registration Statement. The contents of the prior Registration Statement are incorporated herein by reference.

                                    PART II

Item 3.  Incorporation of Documents by Reference.
------------------------------------------------

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

     (a) Definitive Prospectus dated November 12, 1997, included in the Company's Form S-3 Registration Statement dated November 10, 1997 (Registration No. 333-38053).

     (b) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997.

     (c) The Company's Quarterly Report on Form 10-Q for the three months ended September 30, 1997.

     (d) Definitive Proxy Statement dated October 15, 1997 for the Annual Meeting of Shareholders held on November 19, 1997.

     (e) Form 8-A Registration Statement filed with the Securities and Exchange Commission and declared effective January 16, 1997 under File No. 0-28414.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
----------------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

     Not applicable.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

     The Company's Bylaws and the statutes of the State of Minnesota require the Company to indemnify any director, officer, employee or agent who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against certain liabilities and expenses incurred in connection with the action, suit or proceeding, except where such persons have not acted in good faith or did not reasonably believe that the conduct was in the best interests of the Company.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or other persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
--------------------------------------------

     Not applicable. The Company has not previously granted options to purchase the shares covered by this Registration Statement.

Item 8.  Exhibits.
-----------------

   4.1    Amended and Restated Urologix, Inc. 1991 Stock Option Plan
   5.1    Opinion and Consent of Lindquist & Vennum P.L.L.P.
   23.1   Consent of Lindquist & Vennum (included in Exhibit 5)
   23.2   Consent of Arthur Andersen, LLP, independent public accountants

__________________________

Item 9.  Undertakings.
---------------------

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on December 1, 1997.

                                    UROLOGIX, INC.


                                    By /s/ Jack E. Meyer
                                      ---------------------------------------
                                       Jack E. Meyer, President and
                                       Chief Executive Officer

                               POWER OF ATTORNEY

     The undersigned officers and directors of Urologix, Inc., hereby constitute and appoint Jack E. Meyer and Wesley E. Johnson, Jr., or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on December 1, 1997 by the following persons in the capacities indicated.

SIGNATURE                                   TITLE
---------                                   -----

/s/ Mitchell Dann                    Chairman of the Board
--------------------------
    Mitchell Dann


/s/ Jack E. Meyer                    Director, President and Chief
--------------------------
    Jack E. Meyer                      Executive Officer (principal
                                       executive officer)

/s/ Wesley E. Johnson, Jr.           Vice President, Chief Financial
--------------------------
    Wesley E. Johnson, Jr.             Officer, Secretary and Treasurer
                                       (principal accounting officer)

/s/ Buzz Benson                      Director
--------------------------
    Buzz Benson


/s/ Janet G. Effland                 Director
--------------------------
    Janet G. Effland


/s/ Michael R. Henson                Director
--------------------------
    Michael R. Henson



/s/ Paul A. LaViolette               Director
--------------------------
    Paul A. LaViolette


/s/ Robert Momsen                    Director
--------------------------
    Robert Momsen


/s/ David C. Utz, M.D.               Director
--------------------------
    David C. Utz, M.D.